FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E55406212026-5
FVAguilar	Filing Number 20265540620
Secretary of State	Filed On 02/24/2026 05:22:23 AM
State Of Nevada	Number of Pages 2

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Domestic Corporation
☐ NRS 80 - Foreign Corporation
☐ NRS 89 - Articles of Incorporation Professional Corporation
☐ NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Youmi Inc.

2. Registered Agent for Service of Process: (Check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

Nevada Registered Agent LLC *
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	State	Zip Code
732 S 6TH ST, STE V	Las Vegas	Nevada	89101

Mailing Address (If different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Nevada Registered Agent LLC — 02/24/2026
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — **Date**

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Name: Mingxing Sheng
Address: 725 5TH AVE, TRUMP TOWER, FL 21ST | City: New York | State: NY | Zip Code: 10022

2) Name: Yuting Wen
Address: 725 5TH AVE, TRUMP TOWER, FL 21ST | City: New York | State: NY | Zip Code: 10022

3) Name: Yunlou Bian
Address: 725 5TH AVE, TRUMP TOWER, FL 21ST | City: New York | State: NY | Zip Code: 10022

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation: ______

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

6. Benefit Corporation:
(For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)

By selecting Yes you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.

Yes ☐

7. Purpose/Profession to be practiced:
(Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)

8. Authorized Shares:
(Number of shares corporation is authorized to issue)

Please indicate the break down of all corporate shares and the par value.

Number of Authorized shares with Par value:		Par value: $	
Number of common shares with Par value:	65000000.0	Par value: $	0.001
Number of common shares with Par value:		Par value: $	
Number of preferred shares with Par value:	10000000.0	Par value: $	0.001
Number of shares with no par value:	0		

Foreign Corporations, NRS 80 only:

☐ This is a corporation is a unlimited stock corporation

☐ This is a corporation is a non-stock corporation.

If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80.
Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name	Country
Thomas Yang	United States

Address	City	State	Zip/Postal Code
1350 Rose Glen Rd	Gladwyne	PA	19035

X Thomas Yang (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)